UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): March 4, 2005

PANERA BREAD COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19253	04-2723701

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6710 Clayton Road Richmond Heights, MO	63117

(Address of Principal Executive Offices)	(Zip Code)

314-633-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Compensation of Chief Executive Officer.

      On March 4, 2005, the Compensation and Stock Option Committee (the “Committee”) of the Board of Directors (the “Board”) of Panera Bread Company (the “Company”) approved the following actions with respect to the compensation of Ronald M. Shaich, Chairman of the Board and Chief Executive Officer, and a significant stockholder, of the Company.

      2005 Base Salary and Bonus. The Committee approved an increase in Mr. Shaich’s 2005 base salary, effective December 26, 2004, from $400,000 to $500,000. The Committee also approved a bonus potential for Mr. Shaich equal to 100% of his 2005 base salary.

      2004 Bonus Award. The Committee also authorized the payment of a cash bonus of $400,000 to Mr. Shaich in respect of fiscal year 2004. The bonus award was based substantially on the Company’s and Mr. Shaich’s performance as measured against performance goals (relating generally to the Company’s growth in pre-tax earnings and completion of other strategic initiatives) established earlier in 2004.

      Additionally, the Committee approved a grant to Mr. Shaich pursuant to the Company’s 2001 Employee, Director and Consultant Stock Option Plan (the “Plan”) of immediately-vested options to purchase 125,000 shares of the Company’s common stock at a purchase price of $54.41, the closing selling price per share of the Company’s common stock on the Nasdaq National Market on the date of grant. The options are exercisable for six years from the date of grant.

      The Committee targets total compensation of the Chairman based on a review of a group of companies in the restaurant industry using generally available source materials from business periodicals and other sources. The Committee also considers the total value of the annual compensation for each executive and all executives as a group. Each year, the Committee reviews the financial performance plan for that year, and establishes targeted compensation based upon targeted pre-tax earnings in the plan. The Committee also may consider various qualitative performance measures from year to year, but the primary metric is pre-tax earnings. Mr. Shaich may elect to take his bonus in cash or in the form of 6-year, fully vested, stock options for that number of shares of Class A Common Stock that could be purchased with an amount equal to two times the cash value of his bonus. The exercise price of the option would be equal to the fair market value of our Class A Common Stock on the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Panera Bread Company (Registrant)
Date: March 10, 2005	By:	/s/ Mark E. Hood
		Name:	Mark E. Hood
		Title:	Senior Vice President, Chief Financial Officer